AMENDMENT TO THE
ADVISORS SERIES TRUST
CUSTODY AGREEMENT

THIS AMENDMENT dated as of the 6th day of December, 2012, to the Custody Agreement, dated as of June 6, 2006, as amended (the "Agreement"), is entered by and between Advisors Series Trust, a Delaware statutory trust (the "Trust") on behalf of its separate series listed on Exhibit R attached hereto (as amended from time to time), and U.S. Bank National Association, a national banking association (the "Custodian").

RECITALS

WHEREAS, the parties have entered into a Custody Agreement; and

WHEREAS, the parties desire to amend the funds of a series of the Trust; and

WHEREAS, Article XV, Section 15.2 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit R is hereby superseded and replaced with Amended Exhibit R attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ADVISORS SERIES TRUST		U.S. BANK, N.A.

By:	/s/Douglas G. Hess	By:	/s/Michael R. McVoy

Name:	Douglas G. Hess	Name:	Michael R. McVoy

Title:	President	Title:	Senior Vice President

Huber

Amended Exhibit R to the
Advisors Series Trust Custody Agreement

Name of Series
Huber Capital Equity Income Fund
Huber Capital Small Cap Value Fund
Huber Capital Diversified Large Cap Value Fund

Multiple Series Trust DOMESTIC CUSTODY SERVICES FEE SCHEDULE at October 25, 2011

Annual Fee Based Upon Market Value Per Fund*
1.00 basis point on average daily market value
Minimum annual fee per fund - $___
Plus portfolio transaction fees

Portfolio Transaction Fees
$___  per book entry DTC transaction
$___  per principal paydown
$___  per short sale
$___  per US Bank repurchase agreement transaction
$___  per option/future contract written, exercised or expired
$___  per book entry Federal Reserve transaction
$___  per mutual fund trade
$___  per physical transaction
$___  per Cedel/Euroclear transaction
$___  per disbursement (waived if U.S. Bancorp is Administrator)
$___  per Fed Wire
$___  per margin variation Fed wire
$___  per segregated account per year

• A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
• No charge for the initial conversion free receipt.
• Overdrafts – charged to the account at prime interest rate plus 2.

Plus Out-Of-Pocket Expenses – Including but not limited to expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, extraordinary expenses based upon complexity, and all other out-of-pocket expenses.

Fees are billed monthly.
* Subject to annual CPI increase, Milwaukee MSA.

Advisor’s Signature not required at December 6, 2012 as the domestic or global custody fees are not changing.

Huber

Amended Exhibit R (continued) to the Advisors Series Trust Custody Agreement

GLOBAL SUB-CUSTODIAL SERVICES – Huber Capital ANNUAL FEE SCHEDULE at August, 2007
Country	Instrument	Safekeeping (BPS)	Transaction Fee	Country	Instrument	Safekeeping (BPS)	Transaction Fee
Argentina	All	15.00	$___	Latvia	Gov't Bonds	15.00	$___
Australia	All	2.00	$___	Lebanon	All	25.00	$___
Austria	Equities/Bonds	3.50	$___	Lithuania	All	20.00	$___
Austria	Depo Receipt	20.00	$___	Luxembourg	All	4.00	$___
Austria	non ATS ALL	25.00	$___	Malaysia	All	6.00	$___
Bahrain	All	50.00	$___	Mali	All	40.00	$___
Bangladesh	All	40.00	$___	Malta	All	22.00	$___
Belgium	All	2.50	$___	Mauritius	All	30.00	$___
Benin	All	40.00	$___	Mexico	All	3.00	$___
Bermuda	All	15.00	$___	Morocco	All	35.00	$___
Bolivia	All	60.00	$___	Namibia	All	30.00	$___
Botswana	All	25.00	$___	Netherlands	All	3.00	$___
Brazil	All	15.00	$___	New Zealand	All	3.00	$___
Bulgaria	All	40.00	$___	Niger	All	40.00	$___
Burkina Faso	All	40.00	$___	Nigeria	All	30.00	$___
Canada	All	1.25	$___	Norway	All	3.00	$___
Chile	All	20.00	$___	Oman	All	50.00	$___
China-Shanghai	All	15.00	$___	Pakistan	All	30.00	$___
China-Shenzhen	All	15.00	$___	Palestinian	All	45.00	$___
Columbia	All	40.00	$___	Panama	All	65.00	$___
Costa Rica	All	15.00	$___	Peru	All	45.00	$___
Croatia	All	35.00	$___	Philippines	All	8.00	$___
Cyprus	All	15.00	$___	Poland	All	25.00	$___
Czech Republic	All	20.00	$___	Portugal	All	15.00	$___
Denmark	All	3.00	$___	Qatar	All	45.00	$___
EASDAQ	All	5.50	$___	Romania	All	35.00	$___
Ecuador	All	35.00	$___	Russia	Equities/Bonds	30.00	$___
Egypt	All	40.00	$___	Russia	MINFIN	15.00	$___
Estonia	All	7.00	$___	Senegal	All	40.00	$___
Euromarkets	All	1.50	$___	Singapore	All	3.00	$___
Finland	All	5.00	$___	Slovak Republic	All	25.00	$___
France	All	2.50	$___	Slovenia	All	25.00	$___
Germany	All	1.00	$___	South Africa	All	3.00	$___
Ghana	All	25.00	$___	South Korea	All	10.00	$___
Greece	All	20.00	$___	Spain	All	3.00	$___
Guinea Bissau	All	40.00	$___	Sri Lanka	All	15.00	$___
Hong Kong	All	6.00	$___	Swaziland	All	30.00	$___
Hungary	All	35.00	$___	Sweden	All	2.00	$___
Iceland	All	28.00	$___	Switzerland	All	2.00	$___
India	All	65.00	$___	Taiwan	All	20.00	$___
Indonesia	All	12.00	$___	Thailand	All	6.00	$___
Ireland	All	3.00	$___	Togo	All	40.00	$___
Israel	All	15.00	$___	Trinidad & Tobago	All	30.00	$___
Italy	All	3.00	$___	Tunisia	All	40.00	$___
Ivory Coast	All	40.00	$___	Turkey	All	15.00	$___
Jamaica	All	35.00	$___	United Kingdom	All	1.50	$___
Japan	All	1.50	$___	Ukraine	All	30.00	$___
Jordan	All	40.00	$___	Uruguay	All	50.00	$___
Kazakhstan	Equities	60.00	$___	Venezuela	All	40.00	$___
Kazakhstan	Bonds	40.00	$___	Zambia	All	30.00	$___
Kenya	All	30.00	$___	Zimbabwe	All	30.00	$___
Latvia	Equities/Bonds	30.00	$___

Base Fee
A monthly base charge of $___ is waived until total net assets reach $___ per fund.
*Any Non-Eurobond assets held in CEDEL and Euroclear will be charged at the local market price quote.
** All fees quoted are payable monthly

Huber	3